Exhibit 16.2

[Grant Thornton Letterhead]

U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549 United States of America 9 September 2013 Re: Eros International plc File No. 333-180469	Grant Thornton UK LLP Grant Thornton House Melton Street London NW1 2EP T +44 (0)20 7383 5100 F +44 (0)20 7383 4715 DX 2100 EUSTON www.grant-thornton.co.uk

Dear Sir or Madam:

We have read the section entitled “Independent Registered Public Accounting Firm” in Amendment No. 3 of Form F-1 of Eros International plc dated September 9, 2013, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton UK LLP

GRANT THORNTON UK LLP

Chartered Accountants

Member firm within Grant Thornton International Ltd

Grant Thornton UK LLP is a limited liability partnership registered in England and Wales: No.OC307742. Registered office: Grant Thornton House, Melton Street, Euston Square, London NW1 2EP

A list of members is available from our registered office.

Grant Thornton UK LLP is authorised and regulated by the Financial Conduct Authority.